EXHIBIT (a)

RESOLUTION OF BOARD OF DIRECTORS

NATIONAL HOME LIFE ASSURANCE COMPANY

Regular Meeting of the Board of Directors

February 3, 1986

The Regular Meeting of the Board of Directors of National Home Life Assurance Company was convened on Monday, February 3, 1986 at 9:30 a.m. in the Corporate Board Room, Liberty Park, Frazer, Pennsylvania. The following Directors were present:

Kenneth M. Beck	Richard W. Oliver
James A. Blue	J. Paul Rowe
Donald D. Kennedy, Jr.	Ronald L. Souders
Anthony J. McGarry	Donald P. Williamson

Present by invitation was Cynthia D. Olson, Assistant Secretary. Mr. Blue acted as Chairman of the meeting and Ms. Olson as Secretary.

The Chairman announced that a quorum was present, and the meeting, having been duly convened, was called to order.

The Chairman presented a written notice of the meeting, copies of which had been mailed to all of the Directors.

Upon motion by Mr. Oliver and seconded by Mr. Rowe, the minutes of the Regular Meeting of the Board of Directors, dated November 4, 1985 were unanimously accepted as presented.

The Chairman gave the President’s Report mentioning that during the period ending December 31, 1985, our marketing costs, annualized premium and T/MC ratio were as follows:

NATIONAL HOME LIFE ASSURANCE COMPANY

February 3, 1986

Page Two

	Total Annual Renewable Premium	Marketing Costs	T / MC
A & H	$59,171	$41,633	1.42
Life	$23,094	$18,999	1.21

These figures are actual rebilled totals. The TARP figures include Phone Marketing and Tele/Comm but exclude Agency sales results.

He then called on Treasurer for his report. Mr. McGarry reported for the period ended December 31, 1985 National Home Life Assurance Company achieved a statutory gain of $14,052,436. For the same period ended December 31, 1984, the Company realized a statutory gain of $14,621,782.

Premium income for the twelve month period ended December 31, 1985 is $678,604,849 which represents an increase of $107,151,754 or 19% from the premium for the twelve month period ended December 31, 1984. Of this increase, $13,136,644 is attributable to the direct response business, $88,919,597 to the accumulation product lines and $5,220,453 to the CVC product lines.

Revenues for the twelve month period ended December 31, 1985 are $907,535,267 which represents an increase of $171,029,936 or 23% from the revenues for the twelve month period ended December 31, 1984.

Admitted assets as of December 31, 1985 are $2,066,351,247 which represents an increase of $526,851,760 or 34% from the admitted assets of December 31, 1984.

NATIONAL HOME LIFE ASSURANCE COMPANY

February 3, 1986

Page Three

Capital and Surplus as of December 31, 1985 are $83,248,921 which represents an increase of $24,610,885 or 42% from the Capital and Surplus of December 31, 1984.

The Secretary then presented copies of the National Liberty Corporation Investment Committee Reports for the complete months of September, October, November and December 1985 of the Investment Transaction Report.

Upon motion duly made by Mr. Kennedy and seconded by Mr. Beck, it was unanimously:

RESOLVED, that National Liberty Corporation’s Investment Committee Reports for the complete months of September, October, November and December, 1985, in the form presented to this meeting, be accepted as the Investment Transaction Report of the Company for such months, and that all purchases, sales and transfers of securities by the Company described therein and hereby ratified, approved and confirmed.

The Chairman then presented and called for ratification of the resolutions attached hereto as Exhibits “A” and “B” and, upon motion duly made by Mr. Beck and seconded by Mr. Rowe, they were unanimously accepted as presented to the Board.

There being no further business to come before the meeting, it was thereupon adjourned.

/s/ Cynthia D. Olson	/s/ James A. Blue
Cynthia D. Olson	James A. Blue
Secretary	Chairman

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

NATIONAL HOME LIFE ASSURANCE COMPANY

February 3, 1986

BE IT RESOLVED, That the Board of Directors of National Home Life Assurance Company (“Company”), pursuant to the provisions of Section 376.309 of the Missouri Insurance Statutes, hereby establishes a separate account designated “National Home Life Assurance Company Separate Account I” (hereinafter “Separate Account I”) for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account I is established for the purpose of providing for the issuance by the Company of variable flexible premium adjustable life insurance policies (“Policies”), or other insurance contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies; the form of such Policies shall be kept on file in the Secretary’s Office; and

FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account I shall, in accordance with the Policies, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

EXHIBIT “A”

FURTHER RESOLVED, That Separate Account I shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account I shall invest in the shares of a designated mutual fund portfolio and net premiums under the Policies shall be allocated to the eligible Portfolios set forth in the Policies in accordance with instructions received from owners of the Policies; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account I as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, any Vice President, Secretary or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company’s cash in Separate Account I or in any Investment subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account I’s operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, That the President, the Executive Vice President, any Senior Vice President, any Vice President, Secretary, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company’s general account and Separate Account I as deemed necessary or appropriate and consistent with the terms of the Policies; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors of the Company reserves the right to change the designation of Separate Account I hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, with such assistance from the Company’s independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account I as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Policies in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said Policies for sale and the operations of Separate Account I in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account I, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of Separate Account I and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer or any Vice President, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account I and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, convenants, resolutions, applications for exemptions, consents to service or process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Separate Account I and the Company; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account I and the Company to execute and file irrevocable written consents on the part of Separate Account I and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the Policies and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account I and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the Policies with respect to securities owned by Separate Account I; and

FURTHER RESOLVED, That the President, the Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate with such entity who will be appointed principal underwriter and distributor for the Policies and (i) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account I and the design, issuance, and administration of the Policies.

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

The undersigned hereby certifies that she is Assistant Secretary of National Home Life Assurance Company, a corporation organized and existing under the laws of the State of Missouri that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors at a meeting held of the 3rd day of February, 1986 that passage of the resolutions were in all respects legal; and that the resolutions are in full force and effect as of the 3rd day of February, 1986.

/s/ Anita B. Gyani
Assistant Secretary

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

NATIONAL HOME LIFE ASSURANCE COMPANY

February 3, 1986

BE IT RESOLVED, That the Board of Directors of National Home Life Assurance Company (“Company”), pursuant to the provisions of Section 376.309 of the Missouri Insurance Statutes, hereby establishes a separate account designated “National Home Life Assurance Company Separate Account II” (hereinafter “Separate Account II”) for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account II is established for the purpose of providing for the issuance by the Company of variable annuity contracts (“Contracts”), or other annuity contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; the form of such Contracts shall be kept on file in the Secretary’s Office; and

FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account II shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

EXHIBIT “B”

FURTHER RESOLVED, That Separate Account II shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account II shall invest in the shares of a designated mutual fund portfolio and net premiums under the Contracts shall be allocated to the eligible Portfolios set forth in the Contracts in accordance with instructions received from owners of the Contracts; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account II as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, any Vice President, Secretary or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company’s cash in Separate Account II or in any Investment subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account II’s operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, That the President, the Executive Vice President, any Senior Vice President, any Vice President, Secretary, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally

2

authorized to transfer cash from time to time between the Company’s general account and Separate Account II as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, That the Executive Committee of the Board of Directors of the Company reserves the right to change the designation of Separate Account II hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, with such assistance from the Company’s independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account II as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operations of Separate Account II in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal

3

laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account II, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Separate Account II and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer or any Vice President, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account II and on behalf of the Company to take any and all action

4

that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, convenants, resolutions, applications for exemptions, consents to service or process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Separate’ Account II and the Company; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account II and the Company to execute and file irrevocable written consents on the part of Separate Account II and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection

5

with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account II and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the Contracts with respect to securities owned by Separate Account II; and

FURTHER RESOLVED, That the President, the Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate with such entity who will be appointed principal underwriter and distributor for the Contracts and (i) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account II and the design, issuance, and administration of the Contracts.

6

FURTHER RESOLVED, That the President, Executive Vice President, any Senior Vice President, Secretary, Treasurer, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

The undersigned hereby certifies that she is Assistant Secretary of National Home Life Assurance Company, a corporation organized and existing under the laws of the State of Missouri that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors at a meeting held of the 3rd day of February, 1986 that passage of the resolutions were in all respects legal; and that the resolutions are in full force and effect as of the 3rd day of February, 1986.

/s/ Anita B. Gyani
Assistant Secretary

7